UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2019

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option and Restricted Stock Unit Grants

On February 15, 2019, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Karyopharm Therapeutics Inc. (the “Company”) approved the following equity awards: (i) an option to purchase 102,800 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and 38,700 restricted stock units (“RSUs”) to Christopher B. Primiano, Executive Vice President, Chief Business Officer, General Counsel and Secretary, and (ii) an option to purchase 17,000 shares of Common Stock and 8,500 RSUs to Cameron Peters, Vice President, Finance (principal financial and accounting officer). On the same day, the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved the following equity awards: (i) an option to purchase 231,200 shares of Common Stock and 87,200 RSUs to Michael G. Kauffman, M.D., Ph.D., Chief Executive Officer and (ii) an option to purchase 231,200 shares of Common Stock and 87,200 RSUs to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer. Each of the options and the RSUs were granted effective as of February 15, 2019 and made pursuant to the Company’s 2013 Stock Incentive Plan. The option exercise price is $9.21 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the Nasdaq Global Select Market on February 15, 2019. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months. Each RSU represents the right to receive one share of Common Stock upon vesting of the RSU. The RSUs vest as to 25% of the total number of RSUs on each of the first anniversary of the grant date and the three successive anniversaries of the grant date thereafter.

Other Compensation

On February 15, 2019, the Compensation Committee approved for Messrs. Primiano and Peters, and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved for Drs. Kauffman and Shacham, performance-based bonus payments for 2018, and new annual base salaries for 2019, effective January 1, 2019, as set forth in the table below:

Name	2018 Bonus		2019 Annual Salary
Michael G. Kauffman, M.D., Ph.D. Chief Executive Officer	$268,625	*	$566,500
Sharon Shacham, Ph.D., M.B.A. President and Chief Scientific Officer	$183,063	*	$468,500
Christopher B. Primiano Executive Vice President, Chief Business Officer, General Counsel and Secretary	$204,020		$418,200
Cameron Peters Vice President, Finance (Principal Financial and Accounting Officer)	$89,663		$278,100

* Bonuses approved for 2018 reflect reduced amounts, at the request of Drs. Kauffman and Shacham, of $148,000 and $101,000, respectively, to offset a portion of the cash bonuses paid in August 2018 to certain other employees of the Company for their contributions to the Company’s submission of its first new drug application to the U.S. Food and Drug Administration.

The Compensation Committee approved the following target bonus amounts for 2019 for Messrs. Primiano and Peters as a percentage of the annual base salaries for 2019: 40% for Mr. Primiano and 30% for Mr. Peters; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved the following target bonus amounts for 2019 for Drs. Kauffman and Shacham as a percentage of the annual base salaries for 2019: 60% for Dr. Kauffman and 50% for Dr. Shacham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: February 19, 2019	By:	/s/ Christopher B. Primiano

Christopher B. Primiano
Executive Vice President, Chief Business
Officer, General Counsel and Secretary